Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On April 17, 2025, Global Payments Inc. and its consolidated subsidiaries ("Global Payments," the "Company," "we," "our" or "us") entered into definitive agreements to acquire 100% of Worldpay Holdco, LLC (“Worldpay”) (the “Acquisition” or the “Acquisition Transaction”) from Fidelity National Information Services, Inc. (“FIS”) and affiliates of GTCR, LLC (“GTCR”) and divest our Issuer Solutions business to FIS. The acquisition of Worldpay and divestiture of our Issuer Solutions business occurred simultaneously on January 9, 2026 (the “Acquisition Date”). Consideration paid to GTCR for their ownership interest in Worldpay consisted of (1) approximately $6.2 billion in cash and (2) 43.3 million shares of Global Payments common stock. Consideration received by Global Payments for our Issuer Solutions business consisted of (1) approximately $7.7 billion in cash and (2) FIS’ ownership interest in Worldpay.

In contemplation of the Acquisition, Global Payments issued $6.2 billion of notes on November 14, 2025, (i) to fund cash payments in connection with the Acquisition, (ii) to repay certain outstanding indebtedness of Worldpay in connection with the Acquisition, (iii) to pay transaction costs related to the Acquisition and (iv) for general corporate purposes (the “Financing Transaction”).

The following tables present unaudited pro forma condensed combined financial information about Global Payments consolidated balance sheet and statement of income, which we refer to as the unaudited pro forma ﬁnancial statements, giving eﬀect to the Acquisition and the related Financing Transaction. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, combines the historical consolidated statements of income of Global Payments and Worldpay, giving effect to the Acquisition Transaction and the Financing Transaction as if they had been completed on January 1, 2025. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical consolidated balance sheets of Global Payments and Worldpay, giving effect to the transactions as if they had been completed on December 31, 2025.

The unaudited pro forma ﬁnancial statements and related notes were prepared using the acquisition method of accounting with Global Payments as the acquirer of Worldpay. In the unaudited pro forma ﬁnancial statements and related notes, the assets acquired and liabilities assumed of Worldpay have been measured based upon their estimated fair values, unless otherwise noted, as of December 31, 2025. The unaudited pro forma financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future revenue enhancements or cost savings from operating efficiencies, or any other synergies that may result from the Acquisition. Management anticipates that certain material charges will be incurred subsequent to the Acquisition for items such as operations and technology integration and severance. However, since the timing and effect are not specifically determinable at this time, no amounts are included in the unaudited pro forma financial statements for such items.

The unaudited pro forma financial statements and related notes are being provided for illustrative purposes only and do not purport to represent what Global Payments’ actual results of operations or financial position would have been had the Acquisition Transaction and the Financing Transaction been completed on the dates indicated, nor are they necessarily indicative of Global Payments’ results of operations or financial position for any future period. Global Payments has prepared a preliminary estimate of fair value for intangible assets and certain financial assets and financial liabilities of Worldpay. Other Worldpay assets and liabilities are presented at their respective historical carrying amounts. A final determination of the fair value of Worldpay’s assets and liabilities will be based on

Worldpay’s actual assets and liabilities as of the Acquisition Date and the completion of valuation exercises. Differences in the fair values of the Worldpay assets and liabilities as of the Acquisition Date as compared with the information shown in the unaudited pro forma financial statements could be material and may change the amount of the reported assets and liabilities and affect Global Payments’ statements of income in the future.

In addition, Global Payments has not identified all adjustments necessary to conform Worldpay’s accounting policies and financial statement presentation to Global Payments’ policies and presentation. As more information becomes available, Global Payments will finalize its review of Worldpay’s accounting policies and financial statement presentation. Differences identified in that review could have a material effect on Global Payments’ financial information in the future.

As a result of the foregoing, the pro forma adjustments presented herein are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements.

The unaudited pro forma financial statements and related notes are based on and should be read in conjunction with:

(i)The historical audited consolidated financial statements of Global Payments and the related notes included in Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2025, and;
(ii)The historical audited combined and consolidated financial statements of Worldpay and the related notes for the year ended December 31, 2025, included herein.

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2025
(in thousands)

	Historical
	Global Payments	Worldpay	Acquisition Transaction Adjustments	Note 3	Financing Transaction Adjustments	Note 5	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,336,402	$2,304,561	$1,531,794	(a)	$(8,364,325)	(a)	$6,225,357
			2,416,925	(m)
Accounts receivable, net	784,174	1,892,724	(1,143,346)	(m)	—		1,533,552
Settlement processing assets	1,476,543	4,340,120	1,143,346	(m)	—		4,269,700
			(2,416,925)	(m)
			(273,384)	(m)
Prepaid expenses and other current assets	802,018	206,552	6,602	(b)	—		1,033,972
			18,800	(h)	—
Current assets of discontinued operations	1,203,534	—	(1,203,534)	(j)	—		—
Total current assets	12,602,671	8,743,957	80,278		(8,364,325)		13,062,581
Property and equipment, net	1,501,763	170,817	(23,837)	(b)	—		1,806,329
			157,586	(l)	—
Software, net		1,586,815	(1,586,815)	(l)	—		—
Notes receivable	816,810	—	—		—		816,810
Goodwill	17,076,624	6,292,449	4,549,278	(d)	—		27,918,351
Other intangible assets, net	4,231,227	6,960,837	8,039,163	(c)	—		19,231,227
Deferred income taxes	171,430	—	—		—		171,430
Other noncurrent assets	1,868,788	631,477	(40,000)	(e)	—		2,295,291
			(164,974)	(f)	—
Noncurrent assets of discontinued operations	15,069,171	—	(15,069,171)	(j)	—		—
Total assets	$53,338,484	$24,386,352	$(4,058,492)		$(8,364,325)		$65,302,019
LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$345,007	$—	$—		$—		$345,007
Current portion of long-term debt	1,920,792	57,726	—	(g)	(57,726)	(a)	1,920,792
Accounts payable and accrued liabilities	2,660,136	1,402,833	(105,546)	(m)	(108,411)	(a)	4,009,012
			80,000	(h)
			80,000	(j)
Settlement processing obligations	1,720,608	5,182,506	(273,384)	(m)	—		6,735,276
			105,546	(m)
Current liabilities of discontinued operations	810,301	—	(810,301)	(j)	—		—
Total current liabilities	7,456,844	6,643,065	(923,685)		(166,137)		13,010,087
Long-term debt	19,541,512	8,369,880	481,962	(g)	(8,851,842)	(a)	20,195,166
					653,654	(a)

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2025
(in thousands)

Deferred income taxes	1,605,504	500,777	1,864,359	(i)	—	3,970,640
Other noncurrent liabilities	522,121	548,724	(27,145)	(e)	—	1,043,700
Noncurrent liabilities of discontinued operations	433,022	—	(433,022)	(j)	—	—
Total liabilities	29,559,003	16,062,446	962,469		(8,364,325)	38,219,593

Redeemable noncontrolling interests	201,003	—	—		—	201,003
Mezzanine equity	—	10,495,006	(10,495,006)	(k)	—	—
Equity:
Shareholders' equity:
Preferred stock	—	—	—		—	—
Common stock	—	3,446,287	(3,446,287)	(k)	—	—
Paid-in capital	17,078,652	—	3,404,762	(k)	—	20,483,414
Retained earnings	5,936,322	(5,943,556)	(17,235)	(b)	—	5,857,887
			(61,200)	(h)	—
			5,943,556	(k)	—
Accumulated other comprehensive income (loss)	(126,207)	326,169	(326,169)	(k)	—	(149,589)
			(23,382)	(j)
Total shareholders' equity	22,888,767	(2,171,100)	5,474,045		—	26,191,712
Nonredeemable noncontrolling interest	689,711	—	—		—	689,711
Total equity	23,578,478	(2,171,100)	5,474,045		—	26,881,423
Total liabilities, redeemable noncontrolling interests and equity	$53,338,484	$24,386,352	$(4,058,492)		$(8,364,325)	$65,302,019

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2025
(in thousands, except per share data)

	Historical
	Global Payments	Worldpay	Acquisition Transaction Adjustments	Note 4	Financing Transaction Adjustments	Note 5	Pro Forma Condensed Combined
Revenues	$7,705,878	$5,475,580	$(39,018)	(a)	$—		$12,812,977
			(329,463)	(h)
Operating expenses:
Cost of service	2,113,381	2,789,016	(16,489)	(a)	—		4,745,753
			188,836	(b)	—
			(7,499)	(d)	—
			7,971	(h)	—
			(329,463)	(h)
Selling, general and administrative	4,120,631	2,453,375	(37,319)	(d)	—		6,698,190
			80,000	(g)
			(7,971)	(h)	—
			89,474	(j)
Impairment of goodwill	33,218	—	—		—		33,218
Gain on business dispositions	(315,976)	—	—		—		(315,976)
	5,951,254	5,242,391	(32,460)		—		11,161,185
Operating income	1,754,624	233,189	(336,021)		—		1,651,792
Interest and other income	155,138	(85,888)	86,107	(h)	(63,906)	(b)	140,841
			49,390	(h)
Interest and other expense	(649,643)	(581,374)	(6,127)	(c)	345,855	(c)	(1,026,786)
			(86,107)	(h)
			(49,390)	(h)
	(494,505)	(667,262)	(6,127)		281,949		(885,945)
Income (loss) from continuing operations before income taxes and equity in income of equity method investments	1,260,119	(434,073)	(342,148)		281,949		765,847
Income tax expense	251,557	61,485	(80,405)	(e)	66,258	(d)	97,268
			(201,627)	(f)	—
Income (loss) from continuing operations before equity in income of equity method investments	1,008,562	(495,558)	(60,116)		215,691		668,579
Equity in income of equity method investments, net of tax	120,114	—	—		—		120,114

GLOBAL PAYMENTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2025
(in thousands, except per share data)

Income (loss) from continuing operations	1,128,676	(495,558)	(60,116)		215,691	788,693
Income from continuing operations attributable to noncontrolling interest	(55,940)	(295)	—		—	(56,235)
Income (loss) from continuing operations attributable to controlling shareholders	$1,072,736	$(495,853)	$(60,116)		$215,691	$732,458

Earnings per share attributable to Global Payments:
Basic	$4.44					$2.57
Diluted	$4.43					$2.57
Weighted-average number of shares outstanding:
Basic	241,634		43,268	(i)		284,902
Diluted	242,008		43,268	(i)		285,276

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

The unaudited pro forma financial statements and related notes present the pro forma condensed combined financial position and results of operations of Global Payments and Worldpay. The unaudited pro forma financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The historical financial information of Global Payments as of and for the year ended December 31, 2025, was derived from the audited consolidated financial statements presented in its Annual Report on Form 10-K for the year ended December 31, 2025. The historical financial information of Worldpay as of and for the year ended December 31, 2025, was derived from the audited combined and consolidated financial statements of Worldpay for the year ended December 31, 2025.
The unaudited pro forma financial statements reflect certain reclassifications to align the historical financial statement presentation of Global Payments and Worldpay. Global Payments has not yet identified all adjustments necessary to conform Worldpay’s accounting policies and financial statement presentation to Global Payments’ policies and presentation. As more information becomes available, Global Payments will finalize its review of Worldpay’s accounting policies and financial statement presentation. Differences identified in that review could have a material effect on Global Payments’ financial information.
The unaudited pro forma financial statements also reflect adjustments as of and for the year ended December 31, 2025, to eliminate the effect of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.
The unaudited pro forma financial statements were prepared using the acquisition method of accounting, with Global Payments as the acquirer of Worldpay. In the unaudited pro forma condensed combined balance sheet, the assets acquired and liabilities assumed of Worldpay have been measured based upon their preliminary estimated fair values, unless otherwise noted, as of December 31, 2025. Definitive fair values will be determined and finalized for assets acquired and liabilities assumed based on certain valuations and other studies that are being performed by Global Payments. Accordingly, the fair value adjustments in applying the acquisition method of accounting reflected in the unaudited pro forma financial statements are preliminary and may differ from the final determination of fair value within the measurement period of up to twelve months subsequent to the Acquisition Date.
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of Global Payments’ results of operations or financial position for any future period. The unaudited pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future revenue enhancements or cost savings from operating efficiencies, or any other synergies that may result from the Acquisition. Management anticipates that certain material charges will be incurred subsequent to the Acquisition for items such as operations and technology integration and severance.

NOTE 2 – PRELIMINARY ACQUISITION CONSIDERATION AND VALUATIONS

Preliminary estimated Acquisition consideration

The following table summarizes the preliminary estimated Acquisition consideration (in thousands, except share and per share data):

Amount
Preliminary estimated consideration transferred to GTCR:
Number of shares of Global Payments issued in the Acquisition	43,268,041
Price per share of Global Payments common stock as of January 8, 2026 (i)	$78.69
Fair value of common stock issued	3,404,762
Cash transferred to GTCR (ii)	6,162,522
9,567,284

Preliminary estimated consideration transferred to FIS:
Estimated fair value of the Issuer Solutions business transferred to FIS (iii)	15,086,000
Cash received from FIS, including reimbursement of cash in business transferred (ii)	(7,694,316)
7,391,684
Preliminary estimated fair value of Acquisition consideration transferred	$16,958,968

(i)Represents the closing share price of Global Payments as of January 8, 2026, the last trading day prior to the Acquisition closing before the opening of trading markets on January 9, 2026.
(ii)Closing cash amounts are preliminary and subject to working capital adjustments. Final cash amounts transferred may differ materially from estimates.
(iii)The preliminary estimated consideration transferred to FIS is the estimated fair value of the Issuer Solutions business transferred less the cash received from FIS. Estimated fair value of the Issuer Solutions business transferred to FIS as of December 31, 2025 is based on a valuation using the average of the income and market approaches. The fair value represents management’s best estimate of the consideration transferred to FIS and remains subject to final determination.

Preliminary Valuation

The assets acquired and the liabilities assumed were measured at fair value except for certain exceptions to the recognition and measurement principle of the acquisition method of accounting, such as contract assets and liabilities, income taxes, employee benefits and contingencies. Global Payments has prepared preliminary estimates of fair value of identified intangible assets and certain financial assets and financial liabilities, as described below. Global Payments has not yet been able to complete an analysis of leases to determine any above or below market leases. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Global Payments believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma financial statements.

The preliminary estimated amounts of assets acquired and liabilities assumed as if the Acquisition had been consummated on December 31, 2025, and a reconciliation to the preliminary estimated fair value of total Acquisition consideration are as follows (in thousands):

Amount
Cash and cash equivalents	$4,754,216
Accounts receivable	749,378
Settlement processing assets	2,793,157
Prepaid expenses and other current assets	202,822
Other intangible assets (i)	15,000,000
Property and equipment	299,403
Other noncurrent assets	426,503
Accounts payable and accrued liabilities	(1,297,287)
Settlement processing obligations	(5,014,668)
Debt	(8,909,568)
Deferred income taxes	(2,365,136)
Other noncurrent liabilities	(521,579)
Total identifiable net assets	6,117,241
Goodwill	10,841,727
Preliminary estimated fair value of Acquisition consideration transferred	$16,958,968

(i)Preliminary identifiable intangible assets in the unaudited pro forma financial statements consist of the following (dollars in thousands):

	Preliminary Fair Value	Estimated Useful Life
Customer-related intangible assets	$13,450,000	10
Acquired technologies	1,250,000	5
Trademarks and trade names	300,000	5
Total identifiable intangible assets	$15,000,000

The preliminary estimated fair values of these intangible assets were determined primarily using the income approach, which requires a forecast of expected future cash flows, and the relief-from-royalty approach. Because a detailed valuation analysis of Worldpay’s intangible assets was not finalized as of the date of this filing, Global Payments made certain preliminary assumptions for purposes of these unaudited pro forma financial statements that are subject to revision.

NOTE 3 – ACQUISITION TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The following pro forma adjustments have been reflected in the Acquisition Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025. All adjustments were based on preliminary assumptions and estimated fair values, which are subject to change.

a.This pro forma adjustment of $1,531.8 million represents the net cash consideration received in connection with the Acquisition. The pro forma adjustment is the net of $7,694.3 million received from FIS related to the sale of our Issuer Solutions business and $6,162.5 million paid to GTCR.

b.This pro forma adjustment eliminates the effects of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.

c.This pro forma adjustment reflects the preliminary estimated fair values of identifiable intangible assets acquired by Global Payments as of December 31, 2025, as if the Acquisition had been consummated on that date, as well as the elimination of the carrying amount of Worldpay historical intangible assets (in thousands):

Amount
Preliminary estimated fair value of acquired intangible assets	$15,000,000
Less: Carrying amount of Worldpay’s historical intangible assets	(6,960,837)
Pro forma adjustment to other intangible assets	$8,039,163

d.This pro forma adjustment reflects goodwill as of December 31, 2025, as if the Acquisition had been consummated on that date and the elimination of the carrying amount of Worldpay’s historical goodwill (in thousands):

Amount
Goodwill	$10,841,727
Less: Carrying amount of Worldpay’s goodwill	(6,292,449)
Pro forma adjustment to goodwill	$4,549,278

e.This pro forma adjustment eliminates the carrying amount of Worldpay’s Visa Inc. (“Visa”) preferred shares asset and the associated liability. Global Payments assigned the preferred shares asset a fair value of zero based on transfer restrictions, Visa's ability to adjust the conversion rate and the estimation uncertainty associated with those factors.

f.This pro forma adjustment eliminates the carrying amount of Worldpay’s contract cost assets as if the Acquisition had been consummated on December 31, 2025. Contract cost assets do not qualify for recognition as an asset by the acquirer in a business combination.

g.This pro forma adjustment reflects Worldpay’s historical long-term debt at its preliminary estimated fair value of $8,909.6 million as of December 31, 2025. Following the consummation of the Acquisition the debt was extinguished as part of the Financing Transaction that is further described in Note 5.

h.This pro forma adjustment reflects $80.0 million of Global Payments transaction costs incurred after December 31, 2025, as a liability, the tax effect of $18.8 million as an increase to prepaid expenses and other current assets and the net amount of $61.2 million as a reduction to retained earnings.

i.This pro forma adjustment reflects deferred income tax liabilities related to fair value adjustments for assets acquired and liabilities assumed utilizing an estimated blended federal and state income tax rate of 25.0%.

j.As discussed in Note 2, our Issuer Solutions business was transferred to FIS as part of the purchase consideration in the Acquisition Transaction; therefore, this pro forma adjustment eliminates the net assets of our Issuer Solutions business as of December 31, 2025, as if the Acquisition had been consummated on that date and reflects the estimated costs to sell of $80.0 million as a liability.

k.This pro forma adjustment to Shareholders’ equity consists of the following (in thousands):

	Mezzanine Equity	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)
Elimination of Worldpay’s historical equity	$(10,495,006)	$(3,446,287)	$—	$5,943,556	$(326,169)
Issuance of shares of Global Payments common stock	—	—	3,404,762	—	—
	$(10,495,006)	$(3,446,287)	$3,404,762	$5,943,556	$(326,169)

l.This pro forma adjustment of $1,586.8 million includes the following: the elimination of $1,429.2 million, the carrying amount of Worldpay’s internally developed software, the fair value of which is included in the acquired technology intangible asset described in Note 3(c); and the reclassification of $157.6 million of Worldpay computer software to property and equipment to conform with Global Payments’ presentation.

m.This pro forma adjustment reflects reclassifications to conform Worldpay’s historical presentation of certain settlement processing assets and settlement processing obligations to Global Payments’ presentation.

NOTE 4 – ACQUISITION TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The following pro forma adjustments have been reflected in the Acquisition Transaction Adjustments columns to give effect to the Acquisition Transaction as if it had been completed on January 1, 2025 in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2025:

a.This pro forma adjustment eliminates the effects of transactions associated with certain preexisting commercial relationships between Global Payments and Worldpay.

b.This pro forma adjustment reflects the amortization of the acquired intangible assets and the elimination of the Worldpay historical amortization expense. Although Global Payments uses an accelerated method of amortization for most customer-related intangible assets, for the purpose of these unaudited pro forma financial statements, all acquired intangible assets were amortized using the straight-line method of amortization. Actual amortization expense may be different based on the final fair value determinations, estimated useful lives and amortization methods.

The following table summarizes the components of the pro forma adjustment for amortization expense as if the Acquisition had been consummated on January 1, 2025 (in thousands):

Year Ended December 31, 2025
Estimated amortization expense	$1,655,000
Elimination of Worldpay’s historical amortization expense	(1,466,164)
Pro forma adjustment to amortization expense	$188,836

A change of 10% in the estimated fair values of identifiable intangible assets would change amortization expense by approximately $165.5 million in the first year following the completed Acquisition.

c.This pro forma adjustment eliminates the effect of Worldpay’s historical Visa preferred shares fair value movement.

d.This pro forma adjustment eliminates Worldpay’s historical contract cost asset amortization expense. See Note 3(f) for further details.

e.This pro forma adjustment reflects the income tax effect of the pro forma adjustments in the Acquisition Transaction Adjustments column of the unaudited condensed combined pro forma statement of income utilizing an estimated blended federal and state income tax rate of 23.5%. The effective tax rate of Global Payments after the Acquisition Date could be significantly different. Because the tax rates used for the unaudited pro forma financial statements are estimated, the blended rate will likely vary from the actual effective rate in periods after completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

f.Worldpay has historically been treated as a partnership for U.S. federal income tax purposes. As such, Worldpay’s taxable income or loss was not subject to U.S. federal income tax at the entity level but instead was passed through to its members and taxed at the investor level. Accordingly, no provision for U.S. federal income taxes was reflected in Worldpay’s historical financial results, except for income taxes incurred by certain state and foreign subsidiaries that are subject to taxation in their respective jurisdictions. Worldpay’s historical loss before income taxes has been tax effected for pro forma purposes using the U.S. blended rate of 25.0%.

g.This pro forma adjustment reflects the remaining amount of Global Payments’ transaction costs incurred after December 31, 2025.

h.This pro forma adjustment conforms certain items to Global Payments’ presentation:

i.The presentation of $329.5 million of interchange and payment network fees to be included as a component of revenues.
ii.The reclassification of amortization of acquired intangible assets of $8.0 million in the Worldpay historical statement of income from selling, general and administrative expense to cost of service within operating expenses.
iii.The reclassification of interest income of $49.4 million in the Worldpay historical statement of income from interest expense, net to interest and other income.
iv.The reclassification of other expenses of $86.1 million in the Worldpay historical statement of income from other (expense) income, net to interest and other expense.

i.This pro forma adjustment reflects the number of shares of Global Payments common stock issued in the Acquisition outlined in Note 2.

j.The proforma adjustment reflects shared-based compensation cost for transaction and retention awards granted in connection with the Acquisition.

NOTE 5 – FINANCING TRANSACTION ADJUSTMENTS TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

In connection with the Acquisition, Global Payments executed the Financing Transaction to refinance the existing Worldpay indebtedness and fund costs related to the transactions. The following pro forma adjustments have been reflected in the Financing Transaction columns to give effect to the Financing Transaction as if it had been completed on January 1, 2025, and December 31, 2025, in the accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2025, and pro forma condensed combined balance sheet as of December 31, 2025, respectively:

a.In connection with the Acquisition, Global Payments paid off the existing Worldpay indebtedness, including accrued interest. We utilized the following sources of funds, each reflected as a pro forma adjustment (in thousands):

Amount
Available Cash and cash equivalents	$8,364,325
Draw on Global Payments’ existing revolving credit facility	653,654
Total of existing Worldpay indebtedness	$9,017,979

The following pro forma adjustments are necessary to reflect the repayment of the existing Worldpay indebtedness (in thousands):

Amount
Accrued interest	$108,411
Amount included in Current portion of long-term debt	57,726
Amount included in Long term debt	8,851,842
Total of existing Worldpay indebtedness	$9,017,979

b.This pro forma adjustment reflects the elimination of interest income generated by the cash used in the settlement of Worldpay’s indebtedness.

c.This pro forma adjustment reflects the effect to interest and other expense from the new Global Payments notes offering, the amortization of issuance costs related to the Financing Transaction, and the elimination of the historical Worldpay debt amortization and interest (in thousands):

Year Ended December 31, 2025
Elimination of Worldpay’s historical interest expense and debt issuance cost amortization expense associated with the settlement of Worldpay’s indebtedness	$658,311
Interest expense on new Global Payments’ debt and incremental borrowing on revolving credit facility, and amortization expense of the related debt issuance costs	(312,456)
Pro forma adjustment to interest and other expense	$345,855

d.This pro forma adjustment reflects the income tax effect of the pro forma adjustments in the Financing Transaction Adjustments column of the unaudited condensed combined pro forma statement of income utilizing an estimated income tax rate of 23.5%.